                                                                    Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 and the related prospectuses pertaining to the United States Lime & Minerals, Inc. 1992 Stock Option Plan, as amended, and to the incorporation by reference therein of our report dated January 26, 1995, with respect to the consolidated financial statements of United States Lime & Minerals, Inc. and subsidiaries at December 31, 1994, and for the year then ended, included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission.



                                                          Ernst & Young LLP

Dallas, Texas
March 29, 1995